Exhibit 11

                    CTC COMMUNICATIONS CORP.
       STATEMENTS REGARDING COMPUTATION OF PER SHARE EARNINGS
              (IN THOUSANDS EXCEPT FOR PER SHARE DATA)

                                                  Three Months Ended              Six Months Ended
                                             September 30,  September 30,   September 30,  September 30,
                                                1997           1996            1997            1996
                                             -------------  -------------   -------------  -------------
PRIMARY
Average shares outstanding                       9,894          9,601            9,825          9,593

Net effect of stock options, if dilutive,
  based on the treasury stock method
  using the average market price                   864          1,221              909          1,308
                                             ----------     ----------       ----------     ----------
                                 Total          10,758         10,822           10,734         10,901

Net income                                   $   1,244      $   1,049        $   2,618      $   2,243
                                             ----------     ----------       ----------     ----------
Net income per share                         $    0.12      $    0.10        $    0.24      $    0.21
                                             ----------     ----------       ----------     ----------


FULLY DILUTED

Average shares outstanding                       9,894          9,601            9,825          9,593

Net effect of stock options, if dilutive,
  based on the treasury stock method
  using the period-end market price                864          1,267              960          1,332
                                             ----------     ----------       ----------     ----------
                                 Total          10,758         10,868           10,785         10,925

Net income                                   $   1,244      $   1,049        $   2,618      $   2,243
                                             ----------     ----------       ----------     ----------
Net income per share                         $    0.12      $    0.10        $    0.24      $    0.21
                                             ----------     ----------       ----------     ----------